SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012 (June 21, 2012)

Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania		15222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. – Regulation FD Disclosure

The U.S. Department of Education began releasing 2011 informational gainful employment rates to post-secondary institutions covered by the new gainful employment regulation beginning the evening of Thursday, June 21, 2012. Under the Higher Education Act of 1964, as reauthorized, with the exception of certain liberal arts degree programs and preparatory coursework, proprietary schools are eligible to participate in the Title IV federal student financial aid programs only with respect to educational programs that lead to “gainful employment in a recognized occupation.” The U.S. Department of Education published final regulations in June 2011 defining gainful employment for the first time using three standards related to student borrowing: a loan repayment test; a discretionary income ratio; and an actual earnings ratio. Each degree and non-degree academic program offered by a proprietary institution must comply with at least one of these standards in order for enrolled students to continue to be eligible for Title IV federal student financial aid. In any consecutive four year period, a program cannot fail the annual measurement three times. Institutions must publish disclosures and incremental warnings if a program fails these standards for one or more years. The results of the first official, actionable calculation are expected to be released in 2013.

The data released by the U.S. Department of Education last week purports to compute for informational purposes the results of the three standards for a period of time prior to the first official measurement period as well as to provide median debt information to be disclosed to current and prospective students. Education Management Corporation (the “Company”) has performed an initial review of the informational data and identified several inaccuracies, including debt amounts for certain groups of students which do not appear to include all debt incurred by the students while attending their program of study. Accordingly, the Company believes that conclusions drawn from the informational data may be misleading. The Company has contacted the U.S. Department of Education to inform them of the apparent errors in the data uncovered during the Company’s initial review and intends to work with the Department to resolve these and any other issues which the Company identifies. The Department has previously indicated that it is not accepting formal challenges to the informational rates and therefore the Company does not know whether any of the issues it raises will trigger a correction in the publicly available informational data.

The information included in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ Edward H. West
Edward H. West
President and Chief Financial Officer

Dated: June 25, 2012